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                                                                    EXHIBIT 99.1

                                 Press Release

MEMPHIS, Tenn.--(BUSINESS WIRE)--April 21, 2003--Accredo Health, Incorporated (NASDAQ: ACDO) today announced that it has adopted a Stockholder Protection Rights Plan designed to strengthen the ability of its Board of Directors to protect stockholders' rights.

The rights plan is designed to protect Accredo stockholders against abusive or coercive takeover tactics and takeover tactics not in the best interest of Accredo and its stockholders, such as acquisitions of control without paying all stockholders a fair premium, coercive tender offers and inadequate offers. The plan is not intended to prevent an offer that the Board concludes is in the best interests of Accredo and its stockholders.

David D. Stevens, chief executive officer and chairman of the board stated, "the plan is not being adopted in response to any unsolicited takeover proposal. Accredo's Board of Directors, the majority of whom are independent, has been contemplating the adoption of this Shareholder Rights Plan for over a year. This action enhances the ability of all stockholders to realize the long-term value of their investment in the Company."

To implement the plan, the Board declared a dividend of one right payable April 28, 2003 for each share of Accredo's common stock, par value $.01 per share, held of record as of the close of business on such date. Each right represents the right in certain cases to purchase securities of the Company upon the terms and subject to the conditions set forth in the Stockholder Protection Rights Agreement dated April 17, 2003. The Stockholder Protection Rights Agreement is an exhibit to a Form 8-K which will be filed with the U.S. Securities and Exchange Commission today. Details of the rights agreement are also outlined in a letter that will be mailed to all stockholders of record at the close of business on April 28, 2003.

Accredo Health, Incorporated provides specialized pharmacy and related services pursuant to agreements with biotechnology drug manufacturers relating to the treatment of patients with certain costly, chronic diseases. The Company's services include collection of timely drug utilization and patient compliance information, patient education and monitoring through the use of written materials and telephonic consultation, reimbursement expertise and overnight drug delivery.

Certain of the statements in the preceding paragraphs, particularly those anticipating future financial performance and business prospects, constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as anticipate, believe, could, estimate, expect, intend, predict, hope or similar expressions. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, the uncertainty as to the outcome of any litigation, the loss of a biopharmaceutical relationship, our inability to sell existing products, difficulties integrating the SPS division, the impact of pharmaceutical industry regulation, the difficulty of predicting FDA and other regulatory authority approvals, the regulatory environment and changes in healthcare policies and structure, acceptance and demand for new pharmaceutical products and new therapies, the impact of competitive products and pricing, the ability to obtain products from suppliers, reliance on strategic alliances, the ability to expand through joint ventures and acquisitions, the ability to maintain pricing arrangements with suppliers that preserve margins, the need for and ability to obtain additional capital, the seasonality and variability of operating results, the Company's ability to implement its strategies and achieve its objectives and the risks and uncertainties described in reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation, cautionary statements under the heading "Risk Factors" made in Accredo's 2002 Annual Report on Form 10-K.